Opportunities for Growth:
Sequent Energy Management
Doug Schantz
President, Sequent Energy Management
2007 Analyst Conference
March 22, 2007
New York

Business Model – “How We Make Money”
What We Are:
•
A company with a core strength in physical logistics and optimization of transportation and storage
•
Locational spreads (transportation capacity)
•
Physical storage spreads (cash, futures, time)
•
A business that adds and creates value by understanding and meeting customers’ needs as well as by optimizing gas flows from supply basin to market center
•
Service provider (asset management, producer & peaking services)
•
Leading manager of contractual storage and transportation assets in theEastern part of the U.S.
•
An organization of 130 people supported by strong systems, processes and controls

Business Model – “How We Make Money”
What We Are Not:
•
Holder of large outright speculative positions
•
Modest risk limits (VaR, credit, basis)
•
Financial market-maker

Sequent’s business model includes a portfolio of assets and services that enable it to capture value in a variety of market conditions.
In any given year:
•
The proportion of segmentschanges with market conditions
•
Sequent has the ability tocapture value in a dynamic environment
For example:
•
  2005 – heavy transportation activity
•
  2006 – heavy storage activity
Dynamic Model

Egan
JISH
Moss
Bluff
Pipeline Capacity
•
  Business conducted on 55 pipelines
•
  Significant transport on:
TranscoTETCO         GulfSouth
FGT            ANR             Sonat
Dominion           Columbia      Tennessee
El Tenn.             Northwest     Texas Gas
Sabine
Storage Capacity
•
More than 88 Bcf of capacity under
management
•
Includes 5 Bcf of salt-dome storage at Egan, Moss Bluff and Jefferson Island
Pipelines & Storage

Material Asset Management Transactions
Egan
JISH
Saltville
Pipelines
Boise, Idaho
Moss
Bluff
Material Asset Management
Transactions
A Strategic Portfolio of Contractual Storage and Transportation Assets

A Story of Growth

A Story of Growth (cont.)

Analysis of 2006 and Bridge to 2007

Weighted average portfolio credit rating of A-
As of January 31, 2007
Credit Metrics

Growth Initiatives
•
Move west and into Canada
•
More penetration of the power generation business
•
Contract additional salt dome storage capacity
•
Contract key West to East transportation corridors
•
Aggressively expand producer services activities
•
Set up and build commercial and industrial marketing effort

2007/2008
Current Footprint
4
Geographic Footprint Expansion

Sequent Beyond 2007
•
“Song Remains the Same” – the business model is sound
•
Growth in “baseline earnings” of about 10% / year
•
Opportunity to earn more with high volatility
•
Leverage investments in systems and processes
•
 “Economies of scale” benefit in mid and back office
•
Focus on bench strength will provide headroom
•
Provide AGL Resources with substantial market intelligence

Questions?